Exhibit 99.1
PRESS RELEASE Contact: Michael Senken
Phone: (770) 651-9100

MiMEdx Announces Expectation To Exceed Top End of FOURTH QUARTER Revenue Guidance Of $88 Million

Marietta, Georgia, November 30, 2017, (PR Newswire) -- MiMedx Group, Inc. (NASDAQ: MDXG), the leading biopharmaceutical company developing and marketing regenerative and therapeutic biologics utilizing human placental tissue allografts with patent-protected processes for multiple sectors of healthcare, announced today its preliminary expectation for fourth quarter of 2017 revenue to exceed the $88 million high end of its fourth quarter revenue guidance range.
Parker H. “Pete” Petit, Chairman and CEO, commented, “October and November have been very strong revenue months for the Company, and we expect our revenue performance in December to be equally strong. With two-thirds of the fourth quarter completed, and as we enter December, our current revenue pace gives us confidence that we are in a position to announce that we expect to exceed $88 million in revenue for the fourth quarter of 2017 and surpass our previously published guidance for the fourth quarter and full year 2017. If we execute as expected, this will be the fourth straight quarter of exceeding the upper end of our guidance.”
Bill Taylor, President and COO, said, “Our sales leadership team has never been stronger, and we are extremely pleased with the momentum they continue to build. Each quarter, we are improving efficiencies in our sales organization and increasing effectiveness in pursuing and capturing market opportunities.”
Petit added, “We look forward to reporting our 2017 fourth quarter and full year revenue in January and our 2017 financial results in late February. We are holding a meeting of our Board of Directors during the week of December 11th to finalize our 2018 budget, and we are also looking forward to announcing our 2018 guidance later in that week.”
About MiMedx
MiMedx® is the leading biopharmaceutical company developing and marketing regenerative and therapeutic biologics utilizing human placental tissue allografts with patent-protected processes for multiple sectors of healthcare. “Innovations in Regenerative Medicine" is the framework behind our mission to give physicians products and tissues to help the body heal itself. We process the human placental tissue utilizing our proprietary PURION® Process among other processes, to produce safe and effective allografts. MiMedx proprietary processing methodology employs aseptic processing techniques in addition to terminal sterilization. MiMedx is the leading supplier of placental tissue, having supplied over 1 million allografts to date for application in the Wound Care, Burn, Surgical, Orthopedic, Spine, Sports Medicine, Ophthalmic and Dental sectors of healthcare. For additional information, please visit www.mimedx.com.

Important Cautionary Statement
This press release includes forward-looking statements, including statements regarding its revenue expectations for the 2017 fourth quarter and full year and its expectations regarding the timing of additional guidance. These statements also may be identified by words such as “believe,” “except,” “may,” “plan,” “potential,” “will” and similar expressions, and are based on our current beliefs and expectations. Forward-looking statements are subject to significant risks and uncertainties, and we caution investors against placing

Innovations In Regenerative Biomaterials
MiMedx Group, Inc. | 1775 West Oak Commons Ct NE | Marietta, GA 30062 | 770.651.9100 | Fax 770.590.3550 | www.mimedx.com

undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Among the risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements include the risk that the Company’s revenue for the 2017 fourth quarter and full year may not materialize as expected; sales momentum may slow at the end of the year; and the Company may be unable to meet expected dates for future guidance. For more detailed information on the risks and uncertainties, please review the Risk Factors section of our most recent annual report or quarterly report filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this press release and we assume no obligation to update any forward-looking statement.

Investor Contact:
COCKRELL GROUP
Rich Cockrell
877-889-1972
investorrelations@thecockrellgroup.com
cockrellgroup.com

Innovations In Regenerative Biomaterials
MiMedx Group, Inc. | 1775 West Oak Commons Ct NE | Marietta, GA 30062 | 770.651.9100 | Fax 770.590.3550 | www.mimedx.com